UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 31, 2010

AZZ incorporated
(Exact name of registrant as specified in its charter)

TEXAS (State or Other Jurisdiction of Incorporation or Organization)	1-12777 Commission File No.	75-0948250 (I.R.S. Employer Identification Number)

One Museum Place, Suite 500 3100 West Seventh Street Fort Worth, TX 76107 (Address of principal executive offices, including zip code)

Registrant’s Telephone Number, including Area Code:	(817) 810-0095

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
X	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OEPRATIONS

Item 1.01.  Entry Into a Material Definitive Agreement.

Merger Agreement

On March 31, 2010, AZZ incorporated, a Texas corporation (“AZZ”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among AZZ, Big Kettle Merger Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of AZZ (“Purchaser”), and North American Galvanizing & Coatings, Inc., a Delaware corporation (“NGA”), pursuant to which AZZ will acquire NGA, a leading provider of corrosion protection for iron and steel components fabricated by its customers.

Pursuant to the Merger Agreement, and subject to the terms and conditions thereof, Purchaser will commence a cash tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, par value $0.10 per share, of NGA (the “NGA Common Stock”), at a purchase price of $7.50 per share to be paid in cash, without interest thereon (less any applicable withholding taxes) (as such may be increased pursuant to the Merger Agreement, the “Offer Price”). Upon successful completion of the Offer, and subject to the terms and conditions of the Merger Agreement, Purchaser will be merged with and into NGA (the “Merger”) and NGA will survive the Merger as a wholly owned subsidiary of AZZ.

Purchaser has agreed to commence the Offer promptly after April 30, 2010, but no later than May 7, 2010, and the Offer shall remain open until the 20th business day from and including such commencement date unless extended in accordance with the terms of the Merger Agreement and applicable law. The obligations of AZZ and Purchaser to consummate the Offer are subject to customary conditions, including that (i) there is validly tendered (and not withdrawn) at least two thirds (⅔) of the issued and outstanding NGA Common Stock (determined on a fully diluted basis and including NGA Common Stock issuable upon exercise of options, shares of NGA Common Stock held in NGA's Director Stock Unit Program and restricted shares of NGA Common Stock, in each case whose holders have executed the Stockholders Agreement (as defined below)), (ii) the waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, has expired and (iii) the other conditions set forth in the Merger Agreement have been satisfied or waived.

Pursuant to the Merger Agreement, NGA has granted Purchaser, subject to certain conditions and limitations (including but not limited to Purchaser owning at least 80% of the NGA Common Stock outstanding immediately following the termination of the Offer), an irrevocable option to purchase, following completion of the Offer and at the Offer Price, a number of authorized but unissued shares of the NGA Common Stock that, when added to the number of shares of NGA Common Stock owned by AZZ or Purchaser at the time of exercise of such option and the shares of NGA Common Stock otherwise deliverable pursuant to the Stockholders Agreement, constitutes one share more than 90% of the then issued and outstanding shares of NGA Common Stock, on a fully diluted basis (the “Top-Up Option”). The Top-Up Option is intended to facilitate the completion of the Merger by allowing Purchaser to effect the Merger  pursuant to Delaware’s “short form” merger statute. In the event that Purchaser consummates the Offer and does not own at least 80% of the NGA Common Stock outstanding immediately following the termination of the Offer, Purchaser shall cause NGA to call a special meeting of the stockholders of NGA to allow for a stockholder vote upon the Merger. In such case, the approval of the Merger at a meeting of the stockholders of NGA would be assured because of Purchaser’s ownership of at least two thirds (⅔) of the shares of NGA Common Stock following completion of the Offer.

At the effective time of the Merger (the “Effective Time”), the certificate of incorporation and bylaws of NGA, as in effect immediately prior to the Effective Time, shall be amended and restated as of the Effective to Time to be in the form of (except with respect to the name of NGA) the certificate of incorporation and bylaws, respectively, of Purchaser.

AZZ, Purchaser and NGA have made customary representations and warranties in the Merger Agreement and agreed to certain customary covenants, including covenants regarding operation of the business of NGA and its subsidiaries prior to closing of the Offer. The Merger Agreement permits NGA to solicit alternative acquisition proposals from third parties until April 30, 2010. In addition, NGA may, at any time, upon the terms and subject to the conditions of the Merger Agreement, respond to unsolicited proposals, that are, or could reasonably be expected to result in, a proposal financially superior to the transactions contemplated by the Merger Agreement. In the case of such a proposal, NGA may not terminate the Merger Agreement if AZZ makes a proposal to adjust the terms and conditions of the Merger Agreement so that such terms and conditions would be at least as favorable as such proposal.

The Merger Agreement further provides that, upon acceptance for payment of the NGA Common Stock pursuant to the Offer, AZZ shall be entitled to designate a number of directors to the Board of Directors of NGA (the “Board”) and the Board of Directors of any direct or indirect subsidiary of NGA in proportion with the percentage of NGA Common Stock Purchaser owns following the Offer. Between such time and the Effective Time, the Board will have at least two directors who are directors of NGA on the date of the Merger Agreement, who are not officers of NGA and who are independent directors.

The Merger Agreement also includes customary termination provisions for AZZ and NGA and provides that, in connection with the termination of the Merger Agreement under specified circumstances, NGA will be required to pay  a termination fee of $3 million (inclusive of expenses incurred by AZZ and Purchaser), except that the termination fee will be $2 million (inclusive of expenses incurred by AZZ and Purchaser) in the event the Merger Agreement is terminated by NGA in order to accept a superior proposal from a third party who has been identified in writing to AZZ (to the extent that AZZ elects not to adjust the terms and conditions of the Merger Agreement in response to such superior proposal, as described above).

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Additional Agreements

As inducement to AZZ to enter into the Merger Agreement, the directors of NGA (the “Tendering Stockholders”) owning approximately 19% of NGA’s outstanding Common Stock (without giving effect to shares of NGA Common Stock issuable to such individuals upon vesting of options upon a change of control or to shares held by NGA in trust under the Director Stock Unit Plan) have agreed to tender their shares of NGA Common Stock in connection with the Offer, to provide Purchaser with an option to purchase any shares of NGA Common Stock held by such individuals that are not tendered in the Offer and to vote in favor of the Merger pursuant to the Stockholders Agreement, dated March 31, 2010, by and among AZZ, Purchaser and the Tendering Stockholders identified therein (the “Stockholders Agreement”). In addition, such Tendering Stockholders have agreed, subject to certain exceptions, to refrain from disposing of their shares of NGA Common Stock and soliciting alternative acquisition proposals to the Merger.

The foregoing description of the Stockholders Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Stockholders Agreement, a form of which is filed as Exhibit 2.2 to this Form 8-K and incorporated herein by this reference.

Cautionary Note Regarding the Merger Agreement

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about NGA, AZZ or Purchaser. In particular, the representations and warranties contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of the specific dates therein and were solely for the benefit of the parties to the Merger Agreement.

The representations and warranties contained in the Merger Agreement may be subject to limitations agreed upon by the parties to the Merger Agreement and are qualified by information in confidential disclosure schedules provided by NGA in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement may be subject to a standard of materiality provided for in the Merger Agreement and have been used for the purpose of allocating risk among NGA, AZZ and Purchaser, rather than establishing matters of fact. Information concerning the subject matter of the representations and warranties may also change after the date of the Merger Agreement, which subsequent information may not be fully disclosed in the parties’ public disclosures. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about NGA, AZZ or Purchaser. Investors are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of NGA, AZZ or Purchaser, or any of their respective subsidiaries or affiliates.

SECTION 7 – REGULATION FD

Item 7.01.  Regulation FD Disclosure.

On April 1, 2010, AZZ issued a press release, a copy of which is filed as Exhibit 99.1 hereto and incorporated by reference herein,  announcing the execution of the Merger Agreement.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Exhibits.

The following exhibits are filed as part of this report.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated March 31, 2010, by and among AZZ incorporated, Big Kettle Merger Sub, Inc. and North American Galvanizing & Coatings, Inc.
2.2	Stockholders Agreement, dated March 31, 2010, by and among AZZ incorporated, Big Kettle Merger Sub, Inc. and the stockholders of North American Galvanizing & Coatings, Inc. identified therein.
99.1	Press Release issued by AZZ incorporated dated April 1, 2010.

ADDITIONAL INFORMATION

The tender offer described in this Current Report on Form 8-K and the exhibits attached hereto has not yet commenced. The description contained herein is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of NGA common stock will be made only pursuant to a tender offer statement on Schedule TO, including an offer to purchase and other related materials, which Purchaser intends to file with the Securities and Exchange Commission. In addition, NGA intends to file with the Securities and Exchange Commission a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Once filed, investors and NGA stockholders will be able to obtain free copies of these documents and other documents filed by NGA, AZZ and Purchaser with the Securities and Exchange Commission at the website of the Securities and Exchange Commission at www.sec.gov. In addition, the tender offer statement on Schedule TO and related offering materials may be obtained for free (when they become available) from AZZ. NGA stockholders are advised to read these documents, any amendments to these documents and any other documents relating to the tender offer that are filed with the Securities and Exchange Commission carefully and in their entirety prior to making any decisions with respect to the tender offer because they contain important information, including the terms and conditions of the tender offer.

FORWARD-LOOKING STATEMENTS

Certain statements in this Current Report on Form 8-K and the exhibits attached hereto about our expectations of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as, “may,” “should,” “expects, “ “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. In addition, certain factors could affect the outcome of the matters described in this Current Report on Form 8-K. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (2) the outcome of any legal proceedings that may be instituted against us or others following the announcement of the Merger Agreement, (3) the inability to complete the Offer or the Merger due to the failure to satisfy other conditions, (4) risks that the proposed transaction disrupts current plans and operations, and (5) the costs, fees and expenses related to the transaction. In addition, this release may contain forward-looking statements that involve risks and uncertainties including, but are not limited to, changes in customer demand and response to products and services offered by AZZ or NGA, including demand by the electrical power generation markets, electrical transmission and distribution markets, the industrial markets, and the hot dip galvanizing markets; prices and raw material cost, including zinc and natural gas which are used in the hot dip galvanizing process; changes in the economic conditions of the various markets that AZZ or NGA serve, foreign and domestic, customer request delays of shipments, acquisition opportunities, adequacy of financing, and availability of experienced management employees to implement AZZ’s growth strategy. AZZ has provided additional information regarding risks associated with the business in the AZZ’s Annual Report on Form 10-K for the fiscal year ended February 28, 2009 and other filings with the SEC, available for viewing on AZZ’s website at www.azz.com and on the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. These statements are based on information as of the date of this Current Report on Form 8-K and AZZ assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ incorporated
Date: April 1, 2010	By:	/s/ Dana Perry
Dana Perry Senior Vice President Finance Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated March 31, 2010, by and among AZZ incorporated, Big Kettle Merger Sub, Inc. and North American Galvanizing & Coatings, Inc.
2.2	Stockholders Agreement, dated March 31, 2010, by and among AZZ incorporated, Big Kettle Merger Sub, Inc. and the stockholders of North American Galvanizing & Coatings, Inc. identified therein.
99.1	Press Release issued by AZZ incorporated dated April 1, 2010.